EXHIBIT 4.1 - SPECIMEN COMMON STOCK CERTIFICATE

STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF THE
STATE OF DELAWARE

Number	Shares

INFO-HOLD, INC.

Common Stock, $.000001 Par Value

THIS CERTIFIES THAT ________________ is the owner of _______ Shares of the Common Stock of

Info-hold, Inc.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    IN WITNESS WHEREOF t he said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation this____ day of _____, A.D.200____.

Kevin McCullough Secretary	Joey C. Hazenfield President

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, THE DESIGNATIONS, PREFERENCES AND RIGHTS ON EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATION, LIMITATIONS OR RESTRICTION OF SUCH PREFERENCES AND/OR RIGHTS.

        For Value Received, ______________ hereby sell, assign and transfer unto __________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________
Signature
In presence of ________________________________	[NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.]